Exhibit 99.1

ClearOne Reports Third Quarter 2018 Financial Results

●	Revenue continued to be impacted by infringement of ClearOne’s strategic patents
●	Under absorption of overhead costs continued to reduce gross margin
●	Non-GAAP Operating expenses declined by 18% year-over-year

SALT LAKE CITY, UTAH – November 13, 2018 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months and nine months ended September 30, 2018.

“Our revenue and consequently our bottom line continues to be under assault due to infringement of our strategic patents” said Zee Hakimoglu, President and Chief Executive Officer. “We continue to emphasize the strategic priorities of product innovation, operational savings and legal defense of our strategic patents. The third quarter results show evidence of cost savings measures starting to yield results and inventory turning to cash. We also have embarked on a path to strengthen our cash position through a rights offering to our current shareholders. We believe our focused implementation of core initiatives will bring us back to the path towards profitability and growth.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●

Q3 2018 revenue was $6.7 million, compared to $10.6 million in Q3 2017 and $7.0 million in Q2 2018. The year-over-year decrease as well as sequential revenue decline reflect an impact of the on-going harm of infringement of ClearOne’s patents resulting in slower adoption of our next generation professional audio-conferencing platform. The patent infringement has also negatively impacted revenue from ClearOne’s other products that are sold with professional audio-conferencing systems.

●

GAAP gross profit in Q3 2018 was $3.0 million compared to $6.5 million in Q3 2017 and $3.3 million in Q2 2018. GAAP gross profit margin was 45% in Q3 2018, compared to 62% in Q3 2017 and 47% in Q2 2018. Gross profit margin decrease was primarily due to an increase in inventory obsolescence costs, a decline in licensing revenues and due to reduced overhead absorption into inventory.  The proportion of overhead costs absorbed into inventory has declined due to a sharp decline in our inventory purchasing activity causing increased amounts of overhead costs to be expensed.

●

Operating expenses (excluding impairment of goodwill and intangibles) in Q3 2018 were $5.3 million, compared to $6.6 million in Q3 2017 and $6.2 million in Q2 2018. The majority of the decrease in operating expenses over Q3 2017 is attributable to reduced employee related costs, reduction in sales commissions and reduction in R&D related project expenses. Non-GAAP operating expenses in Q3 2018 were $4.9 million, compared to $6.0 million in Q3 2017 and $5.8 million in Q2 2018. The sequential decrease in Non-GAAP operating expenses was mainly due to reduced employee related costs, sales commissions and R&D related project costs.

●

GAAP net loss in Q3 2018 was $10.1 million, or $1.22 per share, compared to net loss of $9.2 million, or $1.09 per share, in Q3 2017 and net loss of $2.2 million, or $0.26 per share, in Q2 2018. Net loss in Q3 2018 was largely caused by the non-cash write-off of deferred tax assets amounting to $7.8 million and reduction in revenue and associated gross profit. Non-GAAP net loss was $9.6 million, or $1.15 per share, in Q3 2018, compared to non-GAAP net profit of $0.8 million in Q3 2017 and net loss of $1.8 million, or $0.22 per share, in Q2 2018. Non-GAAP net loss in Q3 2018 was caused by lower revenues and reduction in associated gross margin.

Financial Summary
($ in 000, except per share)	Three months ended September 30,			Nine months ended September 30,
	2018	2017	Change	2018	2017	Change
GAAP
Revenue	$6,683	$10,560	-37%	$20,943	$32,549	-36%
Gross Profit	2,980	6,509	-54%	10,329	19,256	-46%
Operating loss	(2,310)	(13,506)	83%	(7,724)	(15,141)	49%
Net loss	(10,142)	(9,276)	-9%	(14,151)	(10,564)	-34%
Diluted loss per share	(1.22)	(1.09)	-12%	(1.70)	(1.22)	-39%
Non-GAAP
Non-GAAP Gross Profit	$2,983	$6,516	-54%	$10,341	$19,277	-46%
Non-GAAP Operating Income (Loss)	(1,915)	526	-464%	(6,430)	1,028	-725%
Non-GAAP Net Income (Loss)	(9,554)	760	-1357%	(12,857)	807	-1693%
Non-GAAP Adjusted EBITDA	(1,790)	743	-341%	(5,975)	1,742	-443%
Non-GAAP Earnings (Loss) per share (Diluted)	(1.15)	0.09	-1378%	(1.55)	0.09	-1822%

Balance Sheet Highlights

At September 30, 2018, cash, cash equivalents and investments were $10.3 million, as compared with $18.6 million at December 31, 2017. The Company continued to have no debt.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As at
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,522	$5,571
Marketable securities	1,972	2,689
Receivables, net of allowance for doubtful accounts of $580 and $472, respectively	5,212	7,794
Inventories, net	13,299	14,415
Distributor channel inventories	-	1,555
Prepaid expenses and other assets	2,525	1,862
Total current assets	25,530	33,886
Long-term marketable securities	5,757	10,349
Long-term inventories, net	8,266	8,708
Property and equipment, net	1,451	1,549
Intangibles, net	9,418	6,543
Deferred income taxes	—	6,531
Other assets	377	311
Total assets	$50,799	$67,877
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,364	$4,122
Accrued liabilities	1,668	1,843
Deferred product revenue	250	4,635
Total current liabilities	5,282	10,600
Deferred rent	135	103
Other long-term liabilities	646	607
Total liabilities	6,063	11,310

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,306,535 and 8,319,022 shares issued and outstanding	8	8
Additional paid-in capital	47,875	47,464
Accumulated other comprehensive income (loss)	(208)	(65)
Retained earnings (Deficit)	(2,939)	9,160
Total shareholders' equity	44,736	56,567
Total liabilities and shareholders' equity	$50,799	$67,877

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue	$6,683	$10,560	$20,943	$32,549
Cost of goods sold	3,703	4,051	10,614	13,293
Gross profit	2,980	6,509	10,329	19,256

Operating expenses:
Sales and marketing	2,168	3,006	7,796	8,393
Research and product development	1,781	2,268	5,757	6,947
General and administrative	1,341	1,281	4,500	5,597
Impairment of intangibles	—	736	—	736
Impairment of goodwill	—	12,724	—	12,724
Total operating expenses	5,290	20,015	18,053	34,397

Operating loss	(2,310)	(13,506)	(7,724)	(15,141)

Other income, net	5	78	78	264

Loss before income taxes	(2,305)	(13,428)	(7,646)	(14,877)

Provision for (benefit from) income taxes	7,837	(4,152)	6,505	(4,313)

Net loss	$(10,142)	$(9,276)	$(14,151)	$(10,564)

Basic weighted average shares outstanding	8,306,707	8,520,041	8,304,974	8,641,173
Diluted weighted average shares outstanding	8,306,707	8,520,041	8,304,974	8,641,173

Basic loss per share	$(1.22)	$(1.09)	$(1.70)	$(1.22)
Diluted loss per share	$(1.22)	$(1.09)	$(1.70)	$(1.22)

Net loss	(10,142)	(9,276)	(14,151)	(10,564)

Comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net of tax	(22)	10	(93)	68
Change in foreign currency translation adjustment	(13)	23	(51)	88
Comprehensive loss	(10,177)	(9,243)	(14,295)	(10,408)

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP gross profit	$2,980	$6,509	$10,329	$19,256
Stock-based compensation	3	7	12	21
Non-GAAP gross profit	$2,983	$6,516	$10,341	$19,277

GAAP operating income (loss)	$(2,310)	$(13,506)	$(7,724)	$(15,141)
Stock-based compensation	112	175	379	515
Amortization of intangibles	279	238	792	706
Impairment of intangible asset	—	736	—	736
Impairment of goodwill	—	12,724	—	12,724
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	4	159	123	1,488
Non-GAAP operating income (loss)	$(1,915)	$526	$(6,430)	$1,028

GAAP net income (loss)	$(10,142)	$(9,276)	$(14,151)	$(10,564)
Stock-based compensation	112	175	379	515
Amortization of intangibles	279	238	792	706
Impairment of intangible asset	—	736	—	736
Impairment of goodwill	—	12,724	—	12,724
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	4	159	123	1,488
Tax effect of non-GAAP adjustments	193	(3,996)	—	(4,798)
Non-GAAP net income (loss)	$(9,554)	$760	$(12,857)	$807

GAAP net income (loss)	$(10,142)	$(9,276)	$(14,151)	$(10,564)
Number of shares used in computing GAAP income per share (diluted)	8,306,707	8,520,041	8,304,974	8,641,173
GAAP income (loss) per share (diluted)	$(1.22)	$(1.09)	$(1.70)	$(1.22)
Non-GAAP net income (loss)	$(9,554)	$760	$(12,857)	$807
Number of shares used in computing Non-GAAP income per share (diluted)	8,306,707	8,520,041	8,304,974	8,641,173
Non-GAAP income (loss) per share (diluted)	$(1.15)	$0.09	$(1.55)	$0.09

GAAP total net income (loss)	$(10,142)	$(9,276)	$(14,151)	$(10,564)
Stock-based compensation	112	175	379	515
Depreciation	120	139	377	450
Amortization of intangibles	279	238	792	706
Impairment of intangible asset	—	736	—	736
Impairment of goodwill	—	12,724	—	12,724
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	4	159	123	1,488
Provision for (benefit from) income taxes	7,837	(4,152)	6,505	(4,313)
Non-GAAP Adjusted EBITDA	$(1,790)	$743	$(5,975)	$1,742